AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             THE VINCAM GROUP, INC.,

                             STAFFING NETWORK, INC.,

                                MICHAEL J. GATSAS

                                       AND

                               THEODORE L. GATSAS

                                   DATED AS OF

                                OCTOBER 24, 1997



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                                TABLE OF CONTENTS
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ARTICLE I

         THE MERGER...............................................................................................1
         SECTION 1.01  The Merger.................................................................................1
         SECTION 1.02  Effective Time.............................................................................2
         SECTION 1.03  Effect of the Merger.......................................................................2
         SECTION 1.04  Articles of Incorporation; By-Laws.........................................................2
         SECTION 1.05  Directors and Officers.....................................................................2
         SECTION 1.06  Taking Necessary Action; Further Action....................................................2
         SECTION 1.07  The Closing................................................................................2

ARTICLE II

         EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES........................................................3
         SECTION 2.01 Effect on Capital Stock.....................................................................3
         SECTION 2.02 Delivery of Per Share Merger Consideration..................................................4
         SECTION 2.03 Registration Rights.........................................................................6
         SECTION 2.04 Accounting Treatment........................................................................6
         SECTION 2.05 Tax Treatment...............................................................................6

ARTICLE III

         DEFINITIONS..............................................................................................6

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY AND THE SHAREHOLDERS.........................................................................8
         SECTION 4.01  Organization and Qualification; No Subsidiaries............................................8
         SECTION 4.02  Articles of Incorporation; By-Laws.........................................................8
         SECTION 4.03  Capitalization.............................................................................8
         SECTION 4.04  Authority; Enforceability..................................................................9
         SECTION 4.05  Noncontravention; Required Filings and Consents............................................9
         SECTION 4.06  Permits; Compliance.......................................................................10
         SECTION 4.07  Reports; Financial Statements.............................................................11
         SECTION 4.08  Absence of Certain Changes or Events......................................................12
         SECTION 4.09  Absence of Litigation.....................................................................14
         SECTION 4.10  Contracts; No Default.....................................................................15
         SECTION 4.11  Employee Benefit Plans; Labor Matters.....................................................17
         SECTION 4.12  Taxes.....................................................................................19

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         SECTION 4.13  Intellectual Property Rights..............................................................22
         SECTION 4.14  Insurance.................................................................................22
         SECTION 4.15  Brokers...................................................................................23
         SECTION 4.16  Title to Properties.......................................................................23
         SECTION 4.17  Notes and Accounts Receivable.............................................................25
         SECTION 4.18  Related Parties...........................................................................25
         SECTION 4.19  Disclosure................................................................................25
         SECTION 4.20  Sole Representations and Warranties.......................................................25

ARTICLE V

         REPRESENTATIONS AND WARRANTIES
         OF THE SHAREHOLDERS.....................................................................................26
         SECTION 5.01  Authority; Enforceability.................................................................26
         SECTION 5.02  Noncontravention..........................................................................26
         SECTION 5.03  Investment................................................................................26
         SECTION 5.04  Company Shares............................................................................27
         SECTION 5.05  Share Ownership...........................................................................27
         SECTION 5.06  Disclosure................................................................................27
         SECTION 5.07  Tax Liability.............................................................................27
         SECTION 5.08  Termination of Shareholders Agreement.....................................................27

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES
         OF ACQUIROR.............................................................................................28
         SECTION 6.01  Organization and Qualification............................................................28
         SECTION 6.02  Capitalization............................................................................28
         SECTION 6.03  Authority.................................................................................29
         SECTION 6.04  No Conflict, Required Filings and Consents................................................29
         SECTION 6.05  Reports; Financial Statements.............................................................29
         SECTION 6.06  Absence of Certain Changes or Events......................................................30
         SECTION 6.07  Brokers...................................................................................30
         SECTION 6.08  Sole Representations and Warranties.......................................................30

ARTICLE VII

         COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................................31
         SECTION 7.01  Affirmative Covenants of the Company......................................................31
         SECTION 7.02  Negative Covenants of the Company.........................................................31
         SECTION 7.03  Access and Information....................................................................33

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ARTICLE VIII

         ADDITIONAL AGREEMENTS...................................................................................34
         SECTION 8.01  Appropriate Action; Consents; Filings.....................................................34
         SECTION 8.02  Update Disclosure; Breaches...............................................................35
         SECTION 8.03  Affiliate Agreements; Tax Treatment.......................................................35
         SECTION 8.04  Public Announcements......................................................................36
         SECTION 8.05  NMS Listing...............................................................................36
         SECTION 8.06  Survival of Representations and Warranties; Indemnification...............................36
         SECTION 8.07  Obligations of Acquiror Sub...............................................................37
         SECTION 8.08  Accounting Treatment......................................................................37
         SECTION 8.09  Good Faith................................................................................37
         SECTION 8.10  Publication of Post-Merger Results........................................................37
         SECTION 8.11  Legend....................................................................................38
         SECTION 8.12  Shareholder Payables......................................................................38
         SECTION 8.13  Shareholder Receivables...................................................................38
         SECTION 8.14  Filing of Tax Returns.....................................................................38
         SECTION 8.15  Future Tax Contests.......................................................................39
         SECTION 8.16  Cooperation and Record Retention..........................................................40
         SECTION 8.17  Shareholder Tax Distributions.............................................................40
         SECTION 8.18  Holiday Bonuses...........................................................................40
         SECTION 8.19  Employee Stock Options....................................................................40
         SECTION 8.20  Season Tickets............................................................................40

ARTICLE IX

         CLOSING CONDITIONS......................................................................................41
         SECTION 9.01  Conditions to Obligations of Each Party Under This Agreement..............................41

ARTICLE X

         TERMINATION; AMENDMENT..................................................................................45
         SECTION 10.01 Termination...............................................................................45
         SECTION 10.02 Effect of Termination.....................................................................46
         SECTION 10.03 Fees and Expenses.........................................................................46

ARTICLE XI

         GENERAL PROVISIONS......................................................................................46
         SECTION 11.01 Notices...................................................................................46
         SECTION 11.02 Amendment.................................................................................47
         SECTION 11.03 Waiver....................................................................................48
         SECTION 11.04 Headings..................................................................................48

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         SECTION 11.05 Severability..............................................................................48
         SECTION 11.06 Entire Agreement..........................................................................48
         SECTION 11.07 Assignment................................................................................48
         SECTION 11.08 Parties in Interest.......................................................................48
         SECTION 11.09 Governing Law.............................................................................49
         SECTION 11.10 Counterparts; Facsimile Signatures........................................................49
         SECTION 11.11 Attorneys' Fees...........................................................................49

EXHIBITS

Exhibit 2.02               Escrow Agreement
Exhibit 2.03               Registration Agreement
Exhibit 4.01               Company Disclosure Schedule
Exhibit 8.03               Affiliate Agreement
Schedule 8.19              Employee Option Grants
Schedule 9.01(a)(iv)       Lease Term Sheet
Schedule 9.01(b)(ix)       Stock Option Agreement
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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of October 24, 1997 (this "AGREEMENT"), is by and among The Vincam Group, Inc., a Florida corporation ("ACQUIROR"), Staffing Network, Inc., a New Hampshire corporation (the "COMPANY"), Michael J. Gatsas and Theodore L. Gatsas (Michael J. Gatsas and Theodore L. Gatsas are referred to individually in this Agreement as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS").

                                    RECITALS:

         A. Subject to the provisions of this Agreement and the satisfaction of the conditions to this Agreement, a wholly owned subsidiary of Acquiror ("ACQUIROR SUB") shall be merged (the "Merger") with and into the Company at the time provided for in Section 1.02. Following the Merger, the Company shall be a wholly owned subsidiary of Acquiror. Shares of common stock, no par value per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding prior to the Merger will be converted into shares of common stock, $.001 par value per share, of Acquiror ("ACQUIROR COMMON STOCK") pursuant to the exchange ratio set forth in Article II of this Agreement.

         B. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger.

         C. The Company, the Acquiror and Acquiror Sub have adopted this Agreement as a plan of reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Acquiror, the Company and the Shareholders agree as follows:

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New Hampshire Business Corporation Act (the "NEW HAMPSHIRE ACT"), at the Effective Time (as defined below), the Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the

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"SURVIVING CORPORATION"). Acquiror Sub and the Company are collectively referred to in this Agreement as the "Constituent Corporations."

SECTION 1.02 EFFECTIVE TIME. At the Closing (as defined below), the parties shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of New Hampshire in such form as required by, and executed in accordance with, the relevant provisions of the New Hampshire Act (the effective date and time of such filing being the "EFFECTIVE TIME").

SECTION 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the New Hampshire Act. Without limiting the generality of such act, and subject to its provisions, at the Effective Time, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

SECTION 1.04 ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation and the By-Laws of the Acquiror Sub shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

SECTION 1.05 DIRECTORS AND OFFICERS. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 1.06 TAKING NECESSARY ACTION; FURTHER ACTION. Acquiror, Acquiror Sub and the Company, respectively, shall each use its reasonable best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the New Hampshire Act at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

SECTION 1.07 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on December 1, 1997 or such other date as the parties agree upon, subject to the satisfaction of, or waiver by the party entitled to satisfaction of, all conditions precedent to the Merger specified in this Agreement. The Closing will take place at the offices of Steel Hector & Davis LLP, 200 S. Biscayne Blvd., Suite 4000, Miami, Florida 33131-2398, at 10:00 a.m. local Miami time on such date, or at such other time and place as the parties may agree.

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                                   ARTICLE II

                EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

SECTION 2.01 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror Sub, the Company or the holders of Company Common Stock:

         (a) All issued and outstanding shares of capital stock of Acquiror Sub shall continue to be issued and shall be converted into 1,000 shares of common stock of the Surviving Corporation. Each stock certificate of Acquiror Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

         (b) Each share of Company Common Stock, or fraction thereof, issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(e)) shall be converted, without any action on the part of the holders thereof into four thousand (4,000) shares of Acquiror Common Stock (the "PER SHARE MERGER CONSIDERATION"). The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(e)) are sometimes referred to herein as the "Outstanding Company Shares."

         (c) All such shares of Company Common Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the aggregate per share consideration into which such Company Common Stock was converted in the Merger. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.01(d) hereof.

         (d) No fractional shares of Acquiror Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash equal to the product of (i) the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled, and (ii) the average closing price, as reported on the Nasdaq National Market, of a share of Acquiror Common Stock for the ten (10) days on which Acquiror Common Stock has traded immediately preceding the Closing (the "MARKET VALUE").

         (e) Each share of Company Common Stock held in the treasury of the Company shall be cancelled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

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SECTION 2.02 DELIVERY OF PER SHARE MERGER CONSIDERATION. (a) At the Closing,
Acquiror shall deliver to Norwest Bank Colorado, N.A., as escrow agent (the "ESCROW AGENT"), and to the holders of the Outstanding Company Shares, certificates representing the shares of Acquiror Common Stock and the cash, in immediately available funds, to which the holders of Outstanding Company Shares shall be entitled pursuant to Section 2.01, as further provided below. The fees and expenses of the Escrow Agent shall be borne by Acquiror.

         (b) At the Closing, each holder of record (other than Acquiror or Acquiror Sub or any other Subsidiary of Acquiror) of a certificate or certificates which immediately prior to the Effective Time represented Outstanding Company Shares (individually a "CERTIFICATE" and collectively the "CERTIFICATES") shall deliver to the Acquiror such shareholder's Certificates. The holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing all of the shares of Acquiror Common Stock (other than those shares being placed in escrow as described below) and the cash, if any, that such holder is entitled to receive pursuant to Section 2.01. Of the shares otherwise issuable to the holders of Outstanding Company Shares, an aggregate number of shares equal to 10% of the number of shares of Acquiror Common Stock issuable to such holders hereunder (the "INDEMNIFICATION ESCROW SHARES") shall be deposited by the Acquiror with the Escrow Agent in accordance with the terms and provisions of an escrow agreement substantially in the form attached as EXHIBIT 2.02 (the "ESCROW AGREEMENT"). The number of Indemnification Escrow Shares to be delivered to the Escrow Agent on behalf of each holder of Outstanding Company Shares shall equal the product of (i) the total number of Escrow Shares to be delivered to the Escrow Agent and (ii) a fraction, the numerator of which is the number of shares of Acquiror Common Stock into which such holder's Outstanding Company Shares are converted as a result of the Merger and the denominator of which is the total number of shares of Acquiror Common Stock into which all of the Outstanding Company Shares are converted as a result of the Merger, rounded up to the next whole share. The delivery of the Indemnification Escrow Shares shall be made on behalf of the holders of the Outstanding Company Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Acquiror directly to such holders and subsequently delivered by such holders to the Escrow Agent. The shares so deposited shall be evidenced by separate certificates in the names of each of the holders of the Outstanding Company Shares. The adoption of this Agreement by the Shareholders shall also constitute their approval of the terms and provisions of the Escrow Agreement in the form attached hereto, including the indemnification provided for therein and their confirmation of the appointment of Norwest Bank Colorado, N.A. to act as Escrow Agent.

         (c) If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that such transfer be in compliance with any applicable state and federal securities laws and that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder

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of the certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

         (d) Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender (i) the Per Share Merger Consideration into which the shares of Company Common Stock previously represented by such Certificate were converted at the Effective Time, (ii) cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.01(d) and (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(f).

         (e) At and after the Effective Time, the holders of Certificates shall cease to have any rights as shareholders of the Company, except for the right to surrender Certificates to be converted pursuant to Section 2.01. All shares of Acquiror Common Stock issued (and cash paid in lieu of fractional shares) upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement and delivered as provided herein shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         (f) Holders of unsurrendered Certificates, with respect to the shares of Acquiror Common Stock represented thereby, shall be entitled to receive dividends and other distributions declared or made with respect to Acquiror Common Stock with a record date as of the close of business on or after the date on which the Effective Time occurs. No such dividends or other distributions, however, and no cash payment in lieu of fractional shares payable pursuant to
Section 2.01(d), shall be paid to the holder of any such unsurrendered Certificate until such holder shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.01(d) and the amount of dividends or other distributions with a record date as of the close of business on or after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date as of the close of business on or after the Effective Time but prior to surrender, payable with respect to such whole shares of Acquiror Common Stock.

         (g) If, between the date hereof and the Effective Time, the outstanding shares of Acquiror Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Acquiror Common Stock to be issued and delivered in the Merger for each outstanding share of Company Common Stock (including the Indemnification Escrow Shares) as provided in this Agreement shall be correspondingly adjusted. It is agreed and understood that the grant by the Acquiror of stock options or other stock-based awards pursuant to any stock option or stock

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incentive plan, or the exercise by any holder of such a stock option or stock-based award, shall not constitute an action of the type requiring adjustment pursuant to this Section 2.02.

SECTION 2.03 REGISTRATION RIGHTS. The shares of Acquiror Common Stock received in the Merger shall be entitled to certain registration rights, as defined in and pursuant to the Registration Agreement attached as EXHIBIT 2.03.

SECTION 2.04 ACCOUNTING TREATMENT. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes.

SECTION 2.05 TAX TREATMENT. The Company, the Acquiror, Acquiror Sub and the Shareholders intend that the Merger will be a non-taxable transaction to the holders of Company Common Stock under sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and will report the Merger for tax purposes consistent therewith. Acquiror and its Affiliates shall not take any actions that would prevent the treatment of the Merger as a tax-free reorganization under Section 368(a) of the Code, including but not limited to, any merger, liquidation, sale of assets or stock, or other similar action, with respect to the Company. After the Merger, Acquiror shall cause the Company to meet the continuity of business enterprise requirements under Section 368 of the Code.

                                   ARTICLE III

                                   DEFINITIONS

As used in this Agreement:

The term "ACQUIROR MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the financial condition, results of operations, business, properties, assets, liabilities or prospects of Acquiror and its Subsidiaries, taken as a whole.

The term "AFFILIATE" means, with respect to a given person, a person who controls, is controlled by or is under common control with, such person.

The term "AFFILIATED GROUP" has the meaning described in Section 1504 of the Code, without regard to the exceptions contained in subsection (b) thereof.

The term "CODE" means the Internal Revenue Code of 1986, as amended.

The term "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the financial condition, results of operations, businesses, properties, assets, liabilities or prospects of the Company.

The term "EMPLOYEE" includes, but is not limited to, any leased employee, co-employee, worksite employee, internal employee or corporate employee.

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The term "ENVIRONMENTAL LAWS" means any applicable federal, state or local statutory or common law, and any regulation, code, plan, order, decree, judgment, permit, license, grant, franchise, concession, restriction, agreement, requirement, and injunction issued, entered, promulgated, or approved thereunder, relating to the environment, or human health or safety relating to occupational or environmental matters, including, without limitation, any law relating to emissions, discharges, releases or threatened releases of hazardous materials or substances into the environment (including, without limitation, air, surface water, groundwater and land), relating to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment or disposal, or handling of hazardous materials or substances.

The term "GOVERNMENTAL ENTITY" means any federal, state, local, or foreign government or any agency thereof.

The term "KNOWLEDGE" means the actual knowledge of a person, or of its current officers and directors in the case of a corporate person, after reasonable investigation. For purposes of establishing the knowledge of a corporate person, "reasonable investigation" means that inquiry has been made of those persons employed or retained by the corporate person or its Subsidiaries who are likely to know the facts of the subject matter being investigated and all files or documents in the possession of all such persons which relate to the subject matter being investigated have been reviewed. The parties hereby acknowledge, that in any event, "reasonable investigation" shall not require the party representing such fact or statement to make inquiry of clients or leased employees of such corporate person.

The term "LAW" means any federal, state or local law, statute, rule, ordinance or regulation (including codes, plans, judgments, injunctions, administrative interpretations, orders, or charges thereunder), including Environmental Laws.

The term "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

The term "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")).

The term "SUBSIDIARY" (or its plural) as used in this Agreement with respect to the Company, the Acquiror, the Surviving Corporation or any other person shall mean any corporation, partnership, joint venture or other legal entity of which the Company, the Acquiror, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other

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Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         The Company and the Shareholders jointly and severally represent and warrant to Acquiror that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete immediately prior to the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this
Article IV), other than those statements made as of a particular date, which will continue to be true and correct as of such date.

SECTION 4.01 ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES. The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of New Hampshire, and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, a Company Material Adverse Effect. The Company has never had, nor does it currently have, any Subsidiaries, nor has it owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity. SECTION 4.01 of the disclosure schedule attached as EXHIBIT 4.01 (the "COMPANY DISCLOSURE SCHEDULE") lists by state, as of the most recent practicable date, the number of employees of the Company in each state, according to the state(s) in which the employee is working as of such date. Such list includes all employees of the Company as of such date.

SECTION 4.02 ARTICLES OF INCORPORATION; BY-LAWS. The Company has furnished to Acquiror complete and correct copies of the Articles of Incorporation and By-Laws of the Company, as amended or restated, and as currently in effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

SECTION 4.03 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 300 shares of Company Common Stock, of which three hundred (300) shares are issued and outstanding. Each of the Shareholders owns one hundred fifty (150) shares of Company Common Stock. The Company has no other classes of stock. At no time since January 1, 1995 has the Company been controlled by another corporation, and except as otherwise set forth in SECTION 4.03 of the Company

Disclosure Schedule, since January 1, 1995, no person other than the Shareholders has owned any shares of capital stock of the Company.

         (b) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. No outstanding shares of Common Stock of the Company have been issued in violation of, or are currently subject to, any preemptive or similar rights. Except as set forth in SECTION 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments to which the Company is a party or by which it is bound relating to the issued or unissued capital stock of the Company or obligating the Company to repurchase, grant, issue, sell or register for sale any shares of capital stock, by sale, lease, license or otherwise. As of the date of this Agreement, there are no obligations, contingent or otherwise, of the Company to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person. All outstanding shares of Company Common Stock have been issued in compliance with or subject to exemptions provided by the Securities Act of 1933, as amended (the "SECURITIES ACT") and state securities or state Blue Sky laws ("BLUE SKY LAWS").

         (c) Since January 1, 1995, there have been no redemptions or repurchases by the Company of shares of Common Stock and no changes in the proportionate equity ownership of the Company.

SECTION 4.04 AUTHORITY; ENFORCEABILITY. The Board of Directors of the Company has (a) adopted this Agreement and recommended the Merger for the approval of the Shareholders pursuant to the applicable requirements of the New Hampshire Act, and (b) waived the right of first refusal provisions set forth in Article V, Section 5.5 of the First Amended and Restated Bylaws of the Company. The Shareholders have adopted and approved the Agreement and the Merger contemplated hereby. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action and no other corporate or shareholder proceedings on the part of the Company, other than the filing of the Articles of Merger, are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles.

SECTION 4.05 NONCONTRAVENTION; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company; or (ii) subject to giving the notices and obtaining the consents, approvals, authorizations or permits described in SECTION 4.05 of the Company Disclosure Schedule and the filing of the Articles of Merger and the filing of such notices and documents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (x) conflict with or violate any Laws applicable to the Company or by which the Company or its assets are bound or affected; or (y) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its assets are bound or affected, except for any such conflicts or violations described in clause (ii)(x) that would not have, individually or in the aggregate, a Company Material Adverse Effect, and any such breaches or defaults described in clause (ii)(y) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 4.06 PERMITS; COMPLIANCE. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company to own, lease and operate its properties or to carry on its businesses substantially as it is now being conducted (the "COMPANY PERMITS"), except where the failure to have such Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect, and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company and the Shareholders, threatened. All of the Company Permits are set forth in SECTION 4.06 of the Company Disclosure Schedule. The Company and the Shareholders are licensed or registered as professional employer organizations and/or as control persons thereof, as appropriate, in each jurisdiction in which their activities require such licensing or registration, except where failure to be so licensed or registered will not have, individually or in the aggregate, a Company Material Adverse Effect. All such professional employer organization licenses and registrations are included in the list of Company Permits set forth in SECTION 4.06 of the Company Disclosure Schedule. Except as set forth in
SECTION 4.06 of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company and the Shareholders, any client of the Company, has operated (nor is the Company or, to the knowledge of the Company and the Shareholders, any client of the Company currently operating) in violation of any Law applicable to the Company or its clients or by which any of their respective assets is bound or affected, including without limitation, laws with respect to the regulation, registration or licensure of professional employer organizations, the Occupational Safety and Health Act, the Environmental Protection Act, the Equal Employment Opportunities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Vocational Rehabilitation Act, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, the Fair Labor Standards Act, the Federal Drug Free Workplace Act, Laws with respect to immigration and naturalization and all Laws relating to wages and hours, workers' compensation, labor practice regulations and employment discrimination, other than violations that, individually or in the aggregate, would not have a Company Material Adverse Effect, nor has the Company received any notice (oral or written) or correspondence which asserts that the Company is or may be in violation of any such Law. Other than as disclosed in SECTION 4.09(A) of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company and the Shareholders, any of the Company's clients, is the object of any employee claims alleging violation of federal or state laws prohibiting discrimination or sexual harassment or any other charges reportable to the Equal Employment Opportunity Commission or comparable state human rights or equal employment opportunity agency.

SECTION 4.07 REPORTS; FINANCIAL STATEMENTS. (a) Except as set forth in SECTION 4.07(A) of the Company Disclosure Schedule, since its incorporation, the Company has filed all forms, reports, statements and other documents required to be filed with all applicable federal or state regulatory authorities (all such forms, reports, statements and other documents, including any amendment thereto, being collectively referred to as the "COMPANY REPORTS"), other than those forms, reports, statements or other documents, the failure of which to file has not had, and will not have, individually or in the aggregate, a Company Material Adverse Effect. The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law.

         (b) The audited balance sheets of the Company as of December 31, 1996 and December 31, 1995 and the statements of income, changes in stockholders' equity and cash flows for each of the fiscal years in the three-year period ended on December 31, 1996, including any notes thereto (the "COMPANY FINANCIAL STATEMENTS"), are attached as SECTION 4.07(B) of the Company Disclosure Schedule. The Company Financial Statements for the years ended December 31, 1996 and December 31, 1995 have been audited by Ernst & Young LLP, certified public accountants. The Company Financial Statements for the year ended December 31, 1994 have been audited by Howe, Riley & Howe, certified public accountants. The Company Financial Statements (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be permitted by GAAP and indicated in the notes thereto), and (ii) present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operation and cash flows for the periods indicated.

         (c) The unaudited balance sheet and statements of income, changes in stockholders' equity and cash flows of the Company as of and for the nine months ended September 30, 1997 attached as SECTION 4.07(C) of the Company Disclosure Schedule (such financial statements being referred to as the "INTERIM FINANCIAL STATEMENTS"), (i) have been prepared in accordance with GAAP applied on a consistent basis with past practice (except for the absence of footnotes to the Interim Financial Statements and appropriate year-end adjustments (none of which would be material) and other presentation items), and (ii) present fairly, in all material respects, the financial position of the Company as of September 30, 1997 and its results of operations and cash flows for the nine months ended September 30, 1997.

         (d) Except as and to the extent reflected or reserved in the balance sheet of the Company as of September 30, 1997, attached as SECTION 4.07(C) of the Company Disclosure Schedule (the "INTERIM BALANCE SHEET"), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company, prepared in accordance with GAAP consistent with past practice, except for liabilities or obligations incurred in the ordinary course of business since September 30, 1997, none of which have resulted or will result in a Company Material Adverse Effect.

         (e) The reserves for workers' compensation and health care costs, including amounts for incurred but not reported claims, reflected on the audited balance sheets included in the Company Financial Statements and the Interim Balance Sheet are adequate and appropriate and have been accrued in accordance with generally accepted accounting principles. The Company has not received any report (including, without limitation, a report from any actuary, insurance company or accountant) which suggests that any of the reserves reflected on the Interim Balance Sheet may be inadequate in any material respect.

         (f) Ernst & Young LLP and Howe, Riley & Howe, the accountants who have audited the Company Financial Statements, are independent accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
SECTION 4.08 of the Company Disclosure Schedule, since December 31, 1996:

         (a) there has not been any change or development as of the date of this Agreement which has caused, or which the Company or the Shareholders have a reasonable basis to believe is reasonably likely to cause, individually or in the aggregate, a Company Material Adverse Effect;

         (b) the Company has not increased compensation to officers, its employees (other than leased employees, co-employees, worksite employees) or its consultants or increased or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of employee stock options);

         (c) the Company has not made any distribution upon its capital stock, by way of dividend, repurchase or otherwise or made any loan or advance to any officer, director, shareholder or Affiliate (except for ordinary travel and business expense payments and distributions to the Shareholders to pay such Shareholder's federal, state and local income tax liability (calculated at a rate of 45% of taxable earnings) for the earnings of the Company from January 1, 1997 through Closing ("SHAREHOLDER TAX DISTRIBUTIONS")) or guaranteed or pledged collateral to support any loan or advance made to an officer, director, employee, shareholder or Affiliate;

         (d) the Company has not entered into any agreement, contract, lease, or license (or series of agreements, contracts, leases, or licenses related to the same transaction or involving the same party or an Affiliate thereof) involving more than $50,000, other than client service agreements with its professional employer organization clients;

         (e) no party has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of agreements, contracts, leases, or licenses related to the same transaction or involving the same party or an Affiliate thereof) involving more than $50,000 to which the Company is or was a party or by which the Company is or was bound, or notified the Company that it intends to do any of the foregoing;

         (f) the Company has not granted any security interest in any of its assets, tangible, or intangible;

         (g) the Company has not made a capital expenditure (or series of related capital expenditures) involving more than $50,000, individually or in the aggregate;

         (h) the Company has not made any capital investment in, any loan to, guarantee for the benefit of or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions related to the same transactions or involving the same party or an Affiliate thereof) involving more than $50,000, individually or in the aggregate;

         (i) the Company has not delayed or postponed the payment of accounts payable or other liabilities;

         (j) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $25,000;

         (k) there has not been any change in the accounting methods or practices followed by the Company except as required or permitted by GAAP;

         (l) to the knowledge of the Company and the Shareholders, the Company has not entered into any employee leasing agreement which, as of the date hereof, requires the Company to provide services at a loss;

         (m) the Company has not issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

         (n) the Company has not borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, and in any event not in excess of $50,000, individually or in the aggregate;

         (o) the Company has not discharged or satisfied any material Lien or paid any obligation or liability prior to the date due, other than current liabilities paid in the ordinary course of business;

         (p) the Company has not has mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

         (q) the Company has not sold, assigned or transferred any of its tangible assets, except in the ordinary course of business;

         (r) the Company has not sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registration, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any person;

         (s) the Company has not made any charitable contributions or pledges in excess of $5,000 in the aggregate;

         (t) the Company has not suffered any damage, destruction or casualty loss or had a claim therefor exceeding in the aggregate $50,000, whether or not covered by insurance;

         (u) the Company has not entered into any other material transaction, whether or not in the ordinary course of business; and

         (v) the Company has not entered into any commitment (contingent or otherwise) to do any of the foregoing.

SECTION 4.09 ABSENCE OF LITIGATION. (a) SECTION 4.09(A) of the Company Disclosure Schedule lists all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind in excess of $1,000 individually against the Company which are pending or, to the Company's and the Shareholders' knowledge, threatened. To the knowledge of the Company and the Shareholders, there are no facts or circumstances with regard to which it is reasonably foreseeable that a claim, action, suit, litigation, proceeding, arbitration or investigation which, individually or in the aggregate, is reasonably like to have a Company Material Adverse Effect will be filed or initiated against the Company, except as set forth in SECTION 4.09(A) of the Company Disclosure Schedule. SECTION 4.09(A) of the Company Disclosure Schedule lists all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against a client of the Company which, to the Company's and the Shareholders' knowledge are pending or threatened and with regard to which it is reasonably foreseeable that the Company may be named as a defendant or as an indemnitor. There is no action pending seeking to enjoin or restrain the Merger or the other transactions contemplated by this Agreement.

         (b) Except as set forth in SECTION 4.09(B) of the Company Disclosure Schedule, the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company and the Shareholders, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including without limitation, cease-and-desist orders. To the knowledge of the Company and the Shareholders, no client of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including without limitation, cease-and-desist orders other than such orders, decrees, agreements, investigations, judgments, writs, injunctions or awards that (i) individually or in the aggregate, would not have a Company Material Adverse Effect or (ii) are not related to the client's agreement with the Company.

SECTION 4.10 CONTRACTS; NO DEFAULT. (a) SECTION 4.10(A) of the Company Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of each contract or agreement (written or oral) to which the Company is a party or by which it is bound (each, a "COMPANY CONTRACT"):

                  (i) which is a professional employer organization agreement;

                  (ii) concerning a partnership or joint venture with another person;

                  (iii) involving annual consideration in excess of $25,000;

                  (iv) involving employment agreements, employment contracts or understandings (other than understandings with respect to "at will" employment) relating to employment to which the Company is a party;

                  (v) concerning confidentiality or non-competition;

                  (vi) with any shareholder or Affiliate or person under the influence or control of or related to any shareholder or Affiliate;

                  (vii) involving indebtedness (other than trade payables arising in the ordinary course of business) or pursuant to which the Company has guaranteed the indebtedness of another person or pursuant to which a security interest in an asset of the Company has been created;

                  (viii) concerning consulting services, changes of control, or severance or termination payments (whether or not with respect to "at will" employment);

                  (ix) with respect to payment of taxes or tax sharing;

                  (x) with respect to the promotion of the Company's business through the Internet or the World Wide Web or otherwise through a computer network;

                  (xi) which evidences an automobile lease;

                  (xii) which is a lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $5,000;

                  (xiii) which is a lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                  (xiv) which is an assignment, license, indemnification or other agreement with respect to any intangible property (including, without limitation, any Intellectual Property (as defined in Section 4.13 hereof) other than generally available, off-the-shelf software) pursuant to an agreement which involves consideration in the aggregate in excess of $1,000 annually;

                  (xv) under which it has granted any person any registration rights with respect to the securities of the Company (including, without limitation, demand and piggyback registration rights);

                  (xvi) which is an agreement involving in the aggregate more than $5,000 annually with a term of more than six months which is not terminable by the Company upon less than 60 days notice without penalty; and

                  (xvii) which is otherwise material to the business of the Company or under which the consequences of a default or termination could have a Company Material Adverse Effect.

         (b) The Company has delivered to the Acquiror a correct and complete copy of each written Company Contract (other than the professional employer agreements) and a materially complete and accurate description of each oral Company Contract listed in SECTION 4.10(A) of the Company Disclosure Schedule. Each Company Contract is in full force and effect, is a legal, valid and binding contract or agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles, and there is no default (or any event known to the Company or the Shareholders which, with the giving of notice or lapse of time or both, would be a default) by the Company or, to the Company's and the Shareholders' knowledge, any other party to a Company Contract, in the timely performance of any obligation to be performed or paid under any such contract or agreement, other than defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect. The consummation of the transactions contemplated hereby will not affect the status of any Company Contract as a legal, valid and binding agreement or the enforceability thereof. No party is currently in negotiations with the Company regarding renegotiation of a Contract (other than Contracts which are, by their terms, set to expire within the next 60 days) nor has any party repudiated any provision thereunder or indicated that it intends to terminate or not renew a Company Contract.

         (c) With respect to any professional employer organization agreement to which the Company is a party, whether or not such agreement is currently in effect, SECTION 4.10(C) of the Company Disclosure Schedule sets forth each claim by a client for breach of such professional employer organization agreement or failure of performance in excess of $5,000 made against the Company from January 1, 1994 through the Closing.

         (d) There are no outstanding powers of attorney executed on behalf of the Company.

SECTION 4.11 EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) SECTION 4.11 of the Company Disclosure Schedule lists all pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, Code Section 401(k) plan, Code Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee welfare benefit plans as defined in Section 3(1) of ERISA), under which current or former directors or employees of the Company or its ERISA Affiliates (as defined in Section 4.11(c) below) are entitled to participate by reason of their employment with the Company or its ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, (i) to which the Company or its ERISA Affiliates are a party or a sponsor or a fiduciary thereof or by which the Company or its ERISA Affiliates (or any of their rights, properties or assets) are bound, or (ii) with respect to which the Company or its ERISA Affiliates have made any payments, contributions or commitments, or may otherwise reasonably be expected to have any liability (other than client-established payroll and leave practices that do not constitute "employee benefit plans" within the meaning of ERISA), whether or not the Company or its ERISA Affiliates still maintains such plan, trust, arrangement, contract, agreement, policy or commitment (the "Employee Benefit Plans"). For each Employee Benefit Plan, the Company has provided true and correct copies of all plan documents, summary plan descriptions, determination letters and the three most recent Form 5500, including financial statements, where applicable.

         (b) Except as set forth in SECTION 4.11(B) of the Company Disclosure Schedule, the Company and its ERISA Affiliates and, to the Company's and the Shareholders' knowledge, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with such Plan's terms and with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including the reporting and disclosure requirements of Part 1 of Title 1, and Title IV, of ERISA and the Code, in a timely and accurate manner, such that no penalties that could reasonably be expected to have a Company Material Adverse Effect have been or are reasonably expected to be imposed on the Company and no material penalties could reasonably be expected to be imposed on Acquiror under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts. With respect to any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, and any related trust, to which the Company or any of its ERISA Affiliates has transferred funds but that the Company and its ERISA Affiliates do not sponsor, the Company and its ERISA Affiliates have complied in all material respects with applicable requirements of ERISA, the Code and all other statutes, orders, rules and regulations such that no penalties or liability that could reasonably be expected to have a Company Material Adverse Effect have been or are reasonably expected to be imposed on the Company and no material penalties could reasonably be expected to be imposed on Acquiror under ERISA, the Code or otherwise.

         (c) For purposes of this Agreement, "ERISA AFFILIATES" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code. SECTION 4.11 of the Company Disclosure Schedule lists all ERISA Affiliates of the Company.

         (d) As used in this Agreement, "PENSION PLAN" means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA.

         (e) With respect to the Employee Benefit Plans:

                  (i) None of the Employee Benefit Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and each of the Employee Benefit Plans that is subject to ERISA is and at all times has been in compliance (both in form and operation) with ERISA, the Code and all other applicable laws and all amendments to the Employee Benefit Plans required to be made on or prior to the date hereof by ERISA, the Code and all other applicable Laws have been made, other than any such noncompliances which would not have, individually or in the aggregate, a Company Material Adverse Effect; none of the Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter ruling that the plan complies with the Tax Reform Act of 1986, as amended; no Employee Benefit Plan has an accumulated or waived funding deficiency within the meaning of
Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability (including any contingent liability) to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Employee Benefit Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Employee Benefit Plan; and no condition exists that presents a material risk to the Company or any of its ERISA Affiliates of incurring a liability to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA.

                  (ii) The current value of the assets of each of the Employee Benefit Plans that are subject to Title IV of ERISA exceeds the present value of the accrued benefits under each such plan, taking into account projected salary increases and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such plan. All legally required contributions, premium payments or other amounts payable by the Company or its ERISA Affiliates through the Effective Time with respect to each Employee Benefit Plan in respect of current or prior plan years have been or will be (prior to or at the Effective Time) either paid or accrued on the Company's regularly prepared financial statements.

                  (iii) There are no pending, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit Plans, or to the knowledge of the Company or the Shareholders, the fiduciaries of such plans or any trust related thereto.

                  (iv) Except for the employment, consulting, change of control and severance agreements set forth in SECTION 4.10(A) of the Company Disclosure Schedule, no Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees, their spouses or dependents for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law (including conversion rights under any insurance policy), (ii) death benefits or retirement benefits under any Pension Plan, or
(iii) deferred compensation accrued as liabilities on the books of the Company or its ERISA Affiliates.

                  (v) Except as set forth in SECTION 4.11 of the Company Disclosure Schedule, each Employee Benefit Plan may be amended or terminated on or at any time after the Effective Time.

         (f) Except as set forth in SECTION 4.11(F) of the Company Disclosure Schedule, none of the Company or its clients is a party to any collective bargaining or other labor union contract. There are no union organization attempts underway with respect to any employees of the Company or its clients. There is no pending or, to the knowledge of the Company and the Shareholders, threatened labor dispute, strike or work stoppage involving such employees. To the knowledge of the Company and the Shareholders, neither the Company nor its clients has committed any unfair labor practices (as defined in the National Labor Relations Act of 1947, as amended) in connection with the operation of its business, and except as set forth in SECTION 4.11(F) of the Company Disclosure Schedule, there is no pending or, to the knowledge of the Company and the Shareholders, threatened charge or complaint against the Company or its clients by the National Labor Relations Board or any comparable state or local agency.

         (g) All persons who are or have previously been characterized as "independent contractors" of the Company are properly characterized as such and are not entitled to any benefits under any Employee Benefit Plan, except to the extent that any such improper characterization would not have, individually or the aggregate, a Company Material Adverse Effect.

SECTION 4.12 TAXES. (a) Except as set forth in SECTION 4.12 of the Company Disclosure Schedule:

                  (i) all Returns (as defined below) in respect of Taxes (as defined below) required to be filed with respect to the Company have been timely filed (including extensions) and no extension of time within which to file any such Return has been requested, which Return has not since been filed, other than such Returns which if not filed would not have, individually or in the aggregate, a Company Material Adverse Effect;

                  (ii) all Taxes shown on Returns to be due or payable, or otherwise imposed on the Company or for which the Company is liable, whether to taxing authorities or to other persons with respect to all taxable periods or portions of taxable periods ending on or before the Effective Time have been timely paid or reserved for on the Interim Financial Statements, other than any such Taxes which, the failure to timely pay would not have, individually or in the aggregate, a Company Material Adverse Effect and all payments of estimated Taxes required to be made with respect to the

Company under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of a good faith estimate of the required installments, and all applicable tax Laws and agreements have been fully complied with;

                  (iii) all Returns (or, in cases where amended Returns have been filed, such Returns as amended) are true, correct and complete in all material respects and are not subject to penalties under Section 6662 of the Code relating to accuracy-related penalties (or any corresponding provision of state, local or foreign tax Laws) or any predecessor provision of Law;

                  (iv) no issues have been raised or adjustments proposed by any taxing authority in connection with any of the Returns and except to the extent shown in SECTION 4.12 of the Company Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations have been fully paid or are fully reflected as a liability on the Interim Financial Statements or are being contested and an adequate reserve therefore has been established and is fully reflected in the Interim Financial Statements;

                  (v) there are no outstanding subpoenas or requests for information with respect to any Returns or the Taxes reflected on such Returns;

                  (vi) the Company is not a party to or bound by any tax-indemnity, tax-sharing or tax-allocation agreement, the Company has not ever been a member of an Affiliated Group, and the Company is not liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax Law) or by contract, as a successor or otherwise;

                  (vii) the Company has not, in any taxable period for which the statute of limitations on assessment remains open, acquired any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired by the Company, and no corporation that was included in the filing of a Return with the Company on a consolidated, combined, or unitary basis has left the Company's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

                  (viii) no consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign Law) has been filed with respect to the Company;

                  (ix) there are no Tax liens on any assets of the Company other than liens for Taxes not yet due or payable;

                  (x) all Taxes required to be withheld, collected or deposited by the Company during any taxable period for which the statute of limitations or an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority, except where the Taxes in question are subject to challenge by the Company in an appropriate proceeding, and adequate reserves therefor have been provided on the Company's consolidated financial statements;

                  (xi) the Company was not acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections under Section 338 are applicable to the Company;

                  (xii) there is no material difference on the consolidated books of the Company between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for federal income tax purposes;

                  (xiii) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject and SECTION 4.12 of the Company Disclosure Schedule sets forth each of the taxable years of the Company as to which the statute of limitations in respect to Taxes have not expired and with respect to such taxable years, those periods for which examinations have been completed, those periods for which examinations are presently being conducted, those periods for which examinations have not been initiated and those years for which the required Returns have not yet been filed;

                  (xiv) the Company is not, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, local or foreign Tax by the Internal Revenue Service (the "IRS") or the applicable Tax authority in each such state, local, or foreign jurisdiction;

                  (xv) the Company has not agreed to make nor is it required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise, other than as a result of the transactions contemplated hereby;

                  (xvi) the Company has not participated in and will not participate in an international boycott within the meaning of Section 999 of the Code;

                  (xvii) the Company is not a party to any agreement, contract, arrangement, or plan that resulted or would result separately or in the aggregate in the payment of any excess parachute payment within the meaning of
Section 280G of the Code;

                  (xviii) the Company is not, and has never been, a United States real property holding corporation as defined in Section 897(c)(2) of the Code;

                  (xix) the Company is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

                  (xx) the unpaid Taxes of the Company do not exceed the reserve for tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth or included in the Interim Balance Sheet as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company; and

                  (xxi) the Company has been a valid "S corporation," as such term is defined in Section 1361(a)(1) of the Code for each year since and including the 1992 tax year. Other than the consummation of the Merger, no facts exist or have existed with respect to the Company, its capital structure or its shareholders which at any time during such period would cause a revocation of its S corporation election or loss of its S corporation status.

         (b)      For purposes of this Agreement,

                  (i) "TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Entity or taxing authority or agency, including, without limitation, income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to taxes imposed with respect thereto; and

                  (ii) "RETURNS" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed by the Company with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

SECTION 4.13 INTELLECTUAL PROPERTY RIGHTS. The Company owns, licenses or possesses the right to use all material patents, patents pending, trademarks, servicemarks, trade names, service names, slogans, registered copyrights, trade secrets, computer software and other intellectual property rights it currently uses (the "INTELLECTUAL PROPERTY"), without any conflict or alleged conflict with the rights of others or in violation of any license or other agreement with respect thereto. Each item of Intellectual Property owned or used by the Company prior to the Closing will be owned or available for use by the Surviving Corporation on the same terms and conditions immediately following the Closing. The Company has taken all such actions as are necessary and desirable to maintain and protect its Intellectual Property. SECTION 4.13 of the Company Disclosure Schedule lists all of the Intellectual Property rights owned and used by the Company as well as any intellectual property rights owned by third parties and used by the Company pursuant to licenses, sublicenses, agreements or permission other than generally available, off-the-shelf software. All such licenses, sublicenses, agreements or permissions are valid, binding and in full force and effect and no default has occurred or notice of default been received by the Company with respect thereto and the Merger will not give rise to any such default.

SECTION 4.14 INSURANCE. SECTION 4.14 of the Disclosure Schedule lists (a) all policies and binders of insurance for professional liability, directors and officers, property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company (the "INSURANCE POLICIES"), and (b) a description of all claims made by the Company under any Insurance Policy during the past three years. The Insurance Policies are in full force and effect and the Company is not in default with respect to any provision contained in any Insurance Policy. No application pursuant to which the Company has obtained any Insurance Policy contains a materially false statement or fails to state a fact necessary to make the statements made in such application not materially misleading. The Company has not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied. The Company has been covered during the past three years by insurance in scope and amount customary and reasonable for the activities in which it has engaged and the assets it has owned during this five year period. A true and complete copy of each such Insurance Policy has been previously provided to Acquiror.

SECTION 4.15 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholders.

SECTION 4.16 TITLE TO PROPERTIES. (a) The Company does not own any real property.

         (b) All of the real property leased by the Company (the "LEASED REAL PROPERTY") is described in SECTION 4.16(B) of the Company Disclosure Schedule. The leases for the Leased Real Property are in full force and effect and the Company holds a valid and existing leasehold interest under each of the leases. The Company has delivered to Acquiror complete and accurate copies of each of the leases for the Leased Real Property, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. Neither the Company nor, to the knowledge of the Company and the Shareholders, the lessor is in default under, and to the knowledge of the Company and the Shareholders no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company's default under any of such leases.

         (c) There are no pending or, to the knowledge of the Company and the Shareholders, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Leased Real Property or other matters affecting the current use, occupancy, or value thereof.

         (d) All of the Company's Leased Real Property facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, other than such approvals, licenses or permits which if not obtained would not, individually or in the aggregate, result in a Company Material Adverse Effect under applicable Laws and the Company's leases and have been operated and maintained in all material respects in accordance with applicable Laws and, if applicable, as required under the Company's leases.

         (e) To the knowledge of the Company and the Shareholders, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties other than the Company the right of use or occupancy of any portion of the Leased Real Property.

         (f) There are no parties (other than the Company) in possession of any of the Company's Leased Real Property.

         (g) All facilities located on the Leased Real Property are supplied with utilities and the services necessary for the operation of such facilities in a manner consistent with current use, including gas, electricity, water, telephone, sanitary sewer.

         (h) Each parcel of Leased Real Property abuts on and has direct vehicular access to a public road.

         (i) To the knowledge of the Company and the Shareholders, the Company is not in material violation of any applicable zoning ordinance or other similar law, regulation or requirement.

         (j) The Company has not violated and is not in current violation of any Environmental Laws with respect to (i) operations and activities of the Company and its employees; or (ii) the Leased Real Property, any other real property leased or occupied by the Company at any time or any real property for which the Company could be liable as a result of the activities or actions of its employees, which violations, individually or in the aggregate, could have a Company Material Adverse Effect. The Company is not subject to any liability for clean up or remediation under any federal, state or local law. To the knowledge of the Company and the Shareholders, no event has occurred and no fact or circumstance exists which provides a reasonable basis to believe any Environmental Law has been violated with respect to any real property for which the Company would be liable, which violations, individually or in the aggregate, could have a Company Material Adverse Effect. The Company has not received any written or oral notification from any Governmental Entity or any lessor or from any other person regarding (i) existing violations of any Environmental Laws or
(ii) alleged health or safety risks (including, without limitation, allegations of respiratory or chemical sensitivity effects allegedly attributable to occupant exposure to indoor environmental conditions, e.g., "sick building syndrome") with respect to the Leased Real Property or with respect to any other real property leased or occupied by the Company at any time or with respect to any real property for which the Company could be liable as a result of the activities or actions of its employees. The Leased Real Property, and the businesses conducted thereon, do not contain, generate, handle, treat, store or dispose of any hazardous materials or substances other than those used in material compliance with all applicable Environmental Laws. Other than as disclosed in SECTION 4.16(J) of the Company Disclosure Schedule, the Company does not operate any underground storage tanks and none of the Company or any Shareholder has any knowledge of the presence of any underground storage tanks at, under or on the Leased Real Property or with respect to any other real property leased or occupied by the Company at any time or with respect to any real property for which the Company could be liable as a result of the activities or actions of its employees. The Company does not own or possess or control any (i) PCBs or PCB-contaminated fluids or PCB-contaminated or PCB-containing equipment or (ii) any asbestos or asbestos-containing material, nor, to the knowledge of the Company and the Shareholders, does any Leased Real Property contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material or substance containing PCBs, asbestos or lead-based paint. The Company has provided the Acquiror with copies of all environmental audits, assessments, investigations and reports that have been prepared regarding the real property referred to in this Section 4.16(j) or that have otherwise been prepared by or at the direction of the Company. A list of such reports is set forth in SECTION 4.16(J) of the Company Disclosure Schedule.

         (k) The Company owns good and marketable title to each item of tangible personal property reflected in the Interim Financial Statements free and clear of any Liens, except as described in SECTION 4.16(K) of the Company Disclosure Schedule and except for properties and assets disposed of in the ordinary course of business since the date of the Interim Balance Sheet. The Company has provided to Acquiror an accurate and complete list of all items of tangible personal property owned by the Company at September 30, 1997.

SECTION 4.17 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are (i) reflected properly on the Company's books, records and financial statements; (ii) are valid receivables subject to no contractual setoffs or, to the knowledge of the Company and the Shareholders, common law rights of setoff or counterclaim; and (iii) are current and collectible, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheet, as adjusted for the passage of time through the Closing in the ordinary course.

SECTION 4.18 RELATED PARTIES. Except as set forth in SECTION 4.18 of the Company Disclosure Schedule, no officer or director of the Company, or any Affiliate of such officer or director, has, either directly or indirectly, (a) an interest in any person which furnishes or sells services or products which are similar to those furnished or sold by the Company, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company may be bound. For purposes of this Section 4.19, there shall be disregarded any interest which arises solely from ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded or quoted on a national securities exchange or over-the-counter market.

SECTION 4.19 DISCLOSURE. No representation or warranty contained in this Article IV, as qualified by the Company Disclosure Schedule, or in any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by either the Company or the Shareholders to the Acquiror pursuant to this Agreement or in connection with the Merger contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 4.20 SOLE REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles IV and V hereof and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, are the only representations and warranties made by the

Company and/or the Shareholders in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         Each of the Shareholders severally, and not jointly, represents and warrants to Acquiror that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article V), other than those statements made as of a particular date, which will continue to be true and correct as of such date.

SECTION 5.01 AUTHORITY; ENFORCEABILITY. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement other than under the HSR Act. The Shareholder has taken all action required under the applicable requirements of the New Hampshire Act to adopt and approve this Agreement and the Merger.

SECTION 5.02 NONCONTRAVENTION. Subject to the filing of the Articles of Merger and such notices and documents as may be required under the HSR Act, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any applicable constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which the Shareholder is subject or by which he is bound, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

SECTION 5.03 INVESTMENT. Except as may be contemplated by the terms of the Registration Agreement, the Shareholder (A) is acquiring Acquiror Common Stock solely for his own account for investment purposes, and not with a view to the distribution or resale thereof in violation of applicable securities laws, (B) is an "accredited investor" as defined in Rule 215 of the regulations promulgated under the Securities Act with knowledge and experience in business and financial matters, or is a sophisticated investor with sufficient knowledge and experience to evaluate an investment in the Acquiror, (C) has received certain information concerning Acquiror, including but not limited to, the representations and warranties contained in this Agreement, the Acquiror's annual report on Form 10-K for the fiscal year ended December 31, 1996, its Proxy Statement for its 1997 Annual Meeting of Shareholders and its quarterly report on Form 10-Q for the quarterly period ended June 30, 1997, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in Acquiror Common Stock, and (D) agrees to indemnify Acquiror and Acquiror Sub against any adverse consequences which shall arise as a result of a sale or distribution of such shares by Shareholder in violation of the Securities Act and Blue Sky Laws. Shareholder acknowledges that the shares of Acquiror Common Stock being issued pursuant to the Merger have not been registered under the Securities Act or Blue Sky Laws and may only be transferred in compliance with such laws.

SECTION 5.04 COMPANY SHARES. Except as set forth in SECTION 5.04 of the Company Disclosure Schedule, the Shareholder owns of record and beneficially one hundred fifty (150) shares of Company Common Stock, free and clear of any Liens, restrictions on transfer (other than any restrictions under the Securities Act and Blue Sky Laws), Taxes, options, warrants, purchase rights, contracts, commitments, claims, demands, rights of first refusal or first offer, voting agreements or other limitations. Except as set forth in SECTION 5.04 of the Company Disclosure Schedule, the Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Shareholder acknowledges and agrees that neither the shares of Company Common Stock owned by him nor, to his knowledge, any other outstanding stock of the Company, has been issued in violation of any preemptive or similar rights.

SECTION 5.05 SHARE OWNERSHIP. The Shareholder owns no shares of Acquiror Common Stock other than those he will receive pursuant to the Merger. The Shareholder understands that it is the intent of all parties that the Merger constitute a reorganization pursuant to Code section 368(a), and therefore represents that he has no present intent to dispose of Acquiror Common Stock received in the Merger.

SECTION 5.06 DISCLOSURE. No representation or warranty contained in this Article V or in the Company Disclosure Schedule contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 5.07 TAX LIABILITY. The Shareholder has paid all Taxes required to be paid on account of income of the Company attributable to the Shareholder as a result of the Company's "S corporation" election under Section 1362(a) of the Code, other than for the 1997 tax year.

SECTION 5.08 TERMINATION OF SHAREHOLDERS AGREEMENT. The Company and each of the Shareholders hereby covenants and agrees that (a) that certain Shareholders Agreement, dated

January 11, 1995, by and among the Company and each of the Shareholders (the "SHAREHOLDERS AGREEMENT") shall terminate and be of no further force and effect, without any further action on the part of the Company or either Shareholder, upon consummation of the Merger and (b) the provisions of the Shareholders Agreement shall not apply to the transactions contemplated hereby.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

         Acquiror hereby represents and warrants to the Company that:

SECTION 6.01 ORGANIZATION AND QUALIFICATION. Acquiror is a corporation, duly incorporated, validly existing and in good standing under the Laws of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, an Acquiror Material Adverse Effect. On or prior to Closing, Acquiror Sub will be a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

SECTION 6.02 CAPITALIZATION. (a) As September 30, 1997, the authorized capital stock of Acquiror consisted of the following:

                  (i)      60,000,000 shares of Acquiror Common Stock of which:

                           (y) 9,027,569 shares were issued and outstanding; and

                           (z) 1,337,590 shares were reserved for future issuance pursuant to Acquiror's stock option and incentive plans relating to stock options and awards for certain officers, employees, consultants and directors (the "ACQUIROR OPTIONS"); and

                  (ii) 20,000,000 shares of series preferred stock, par value $.01 per share of which none is issued or outstanding.

         (b) As of the date of this Agreement, all shares of Acquiror Common Stock issued and outstanding are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, whether created by the Florida Business Corporation Act (the "FLORIDA ACT") or otherwise and any shares of Acquiror Common Stock issuable in the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the Florida Act or otherwise.

         (c) As of the Closing, the authorized capital stock of Acquiror Sub will consist of 1,000 shares of Common Stock, $.01 par value ("ACQUIROR SUB COMMON STOCK") and will be held by Acquiror of record and beneficially. Acquiror Sub will be a newly formed Subsidiary of Acquiror with no obligations except as contemplated by this Agreement.

SECTION 6.03 AUTHORITY. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement and the related agreements referred to herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the corporate and shareholder approvals of Acquiror Sub (which Acquiror shall cause to be obtained prior to Closing). This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Acquiror, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general equitable principles.

SECTION 6.04 NO CONFLICT, REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Acquiror or Acquiror Sub, (ii) subject to the filing of the Articles of Merger and such notices and documents as may be required under the HSR Act, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which Acquiror or any of Acquiror's Subsidiaries is a party or by which Acquiror or any of Acquiror's Subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have an Acquiror Material Adverse Effect.

SECTION 6.05 REPORTS; FINANCIAL STATEMENTS. (a) Since May 9, 1996, Acquiror and its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (collectively, the "ACQUIROR SEC REPORTS"). The Acquiror SEC Reports including all such reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

         (b) Each of the consolidated financial statements (including in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time, (i) have been or will be prepared in all material respects in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), applicable law and GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes to such financial statements) and (ii) fairly present or will fairly present the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (1) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and such unaudited interim financial statements are not or may not be necessarily indicative of results for the full fiscal year and (2) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         (c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror at June 30, 1997, including all notes thereto, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of such balance sheet or as contemplated by the Acquiror SEC Reports.

SECTION 6.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, there has not been an Acquiror Material Adverse Effect or any change by Acquiror or its Subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or as described in the Acquiror SEC Reports filed prior to Closing.

SECTION 6.07 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

SECTION 6.08 SOLE REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VI hereof and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, are the only representations and warranties made by Acquiror in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 7.01 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, the Company will:

         (a) operate its businesses in the usual and ordinary course and consistent with past practice;

         (b) use commercially reasonable efforts to preserve intact its business organization and assets, including present operations, physical facilities and working conditions; maintain its rights and franchises, maintain and/or renew its licenses, permits, agreements, uses, and governmental approvals, retain the services of its officers and key employees and maintain relationships with its customers, lessors, licensors, employees, and suppliers;

         (c) use commercially reasonable efforts to keep in full force and effect liability insurance, workers' compensation insurance, letters of credit and bonds comparable in amount and scope of coverage to that currently maintained; and

         (d) confer with Acquiror at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company.

                  The Shareholders agree and covenant to cause the Company to comply with its covenants and agreements set forth in this Section 7.01.

SECTION 7.02 NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement, described in SECTION 7.02 of the Company Disclosure Schedule or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, from the date of this Agreement until the Effective Time, the Company shall not, and the Shareholders shall not (whether in their capacities as shareholders or directors of the Company), and the Shareholders shall cause the Company not to, do any of the following:

         (a) (i) increase the compensation payable or to become payable to any director or officer of the Company or to any employee other than an employee of a professional employer organization client of the Company; (ii) grant any severance or termination pay (other than pursuant to any severance agreement of the Company described in SECTION 4.11 of the Company Disclosure Schedule), or enter into any severance agreement with, any director, officer or employee,
(iii) enter into or amend any employment agreement with any director, officer or employee that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable Law;

         (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock other than Shareholder Tax Distributions;

         (c) effect any reorganization or recapitalization;

         (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares;

         (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

         (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any of its assets, except for dispositions in the ordinary course of business and consistent with past practice not in excess of $10,000 in the aggregate;

         (g) initiate, solicit or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers or directors of the Company to take any such action, and the Shareholders and the Company shall use their reasonable best efforts to cause the officers, employees, agents and representatives of the Company (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company) not to take any such action. The Shareholders shall immediately notify Acquiror in writing of any offer, proposal or communication received by either of them or, to their knowledge, the Company or any Affiliate, employee or consultant of the Company, of any Competing Transaction.

For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent or more of the assets of the Company in a single transaction or a series of related transactions or assignment of any contract the

Company has with any of its clients; or (iii) any tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith;

         (h) adopt any amendments to its Articles of Incorporation or By-Laws;

         (i) (A) change any of its methods of accounting in effect at the date hereof or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1996, except in either case as may be required by Law, the IRS or GAAP;

         (j) incur, assume or guarantee any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables in the ordinary course of business consistent with past practice;

         (k) fail to renew any agreement favorable to the Company which is used in the conduct of its business or compromise any obligation or amount owed to the Company;

         (l) incur any Expenses (as defined in Section 10.03) other than reasonable Expenses which are reasonably related to the Company's participation in the transaction, including HSR Act filings by the Shareholders. Such Expenses shall not exceed $350,000;

         (m) create, assume or permit the imposition of any Lien with respect to any assets of the Company other than Liens existing and disclosed in the Company Disclosure Schedule as of the date hereof, Liens securing indebtedness under credit facilities existing and disclosed in the Company Disclosure Schedule on the date hereof, purchase money Liens or statutory Liens arising in the ordinary course of business;

         (n) make capital expenditures or commitments thereof that aggregate in excess of $10,000 in the aggregate; and

         (o) agree in writing or otherwise to do any of the foregoing.

SECTION 7.03 ACCESS AND INFORMATION. Subject to the Confidentiality Agreement dated September 17, 1997, and the confidentiality provisions of the letter agreement dated September 17, 1997, each between the Acquiror and the Company (collectively, the "CONFIDENTIALITY AGREEMENT"), the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of the Company as Acquiror may reasonably request.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

SECTION 8.01 APPROPRIATE ACTION; CONSENTS; FILINGS. (a) The Company, the Shareholders and Acquiror shall use reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, and (iii) make all necessary notifications and filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act, the Exchange Act, any other applicable federal securities Laws or Blue Sky Laws, the HSR Act and any other applicable Law; provided that, Acquiror and the Company shall cooperate with each other in connection with all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. The Company and each of the Shareholders hereby agree to file their respective pre-merger notification and report forms as required under the HSR Act on or prior to the second business day after the date hereof and to request early termination of their respective filings.

         (b) (i) The Company, the Shareholders and Acquiror shall give any notices to third parties, and use reasonable best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule, or (C) required to prevent a Company Material Adverse Effect or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

             (ii) If a party to this Agreement fails to obtain any third party consent described in subsection (b)(i) above, such party shall use reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Acquiror and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company or the Shareholders, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of

Acquiror or its Subsidiaries to own or operate all or any portion of the businesses or assets of the Company.

         (d) From the date of this Agreement until the Effective Time, the Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Acquiror or its Subsidiaries to own or operate all or any portion of the business or assets of the Company.

         (e) The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, negotiating in good faith the lease agreement contemplated in the closing condition set forth in SECTION 9.01(A)(IV) hereof.

SECTION 8.02 UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other party hereto by written update of (i) the occurrence or non-occurrence of any event which would, or would be likely to, cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. In addition, the Company and the Shareholders shall notify Acquiror in writing of (i) such additional information with respect to any matters or events discovered subsequent to the date hereof and prior to the Effective Time, which if existing and known on the date hereof would have rendered any representation or warranty made by the other party, or any information contained in any Exhibit hereto, then inaccurate or incomplete and
(ii) any development after the date hereof and prior to the Effective Time causing a breach of any representation or warranty in Article IV or V above. No update or additional information provided pursuant to this Section 8.02 shall affect any claim or right of any party hereto with respect to a breach of any provision of this Agreement; provided, however, that if the Company or the Shareholders notify Acquiror in writing of any event occurring after the date hereof and prior to the Effective Time which would cause a breach of any warranty contained in Article IV or V above, and Acquiror proceeds with the Closing of the transactions contemplated hereby, none of the Company or any Shareholder shall have any liability whatsoever for such breach so long as such representation or warranty was true and correct as of the date hereof.

SECTION 8.03 AFFILIATE AGREEMENTS; TAX TREATMENT. SECTION 8.03 of the Company Disclosure Schedule lists all persons who are, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the

Securities Act ("Rule 145"). As of the date hereof, the Company has delivered agreements from Michael Gatsas and Theodore Gatsas (collectively, the "AFFILIATE AGREEMENTS") in a form attached to this Agreement as EXHIBIT 8.03. Acquiror shall be entitled to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock consistent with the terms of the Affiliate Agreement.

SECTION 8.04 PUBLIC ANNOUNCEMENTS. Acquiror, the Company and the Shareholders shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and none of Acquiror, the Company or the Shareholders shall issue any such press release or make any such public statement without the prior written approval of the Company or Acquiror, as the case may be, unless such disclosure is made by Acquiror and is required by Law.

SECTION 8.05 NMS LISTING. Acquiror shall cause those shares of Acquiror Common Stock to be issued in the Merger to be listed on the Nasdaq National Market System by the time such Acquiror Common Stock has become registered under the 1933 Act in accordance with the provisions of the Registration Agreement, subject only to official notice of issuance thereof.

SECTION 8.06 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         (a) Notwithstanding any right of any party to the Agreement to fully investigate the affairs of any other party to the Agreement and notwithstanding any knowledge of facts determined or determinable by any party pursuant to such investigation or right of investigation, each party to the Agreement has the right to rely fully upon the representations and warranties of any other party to the Agreement contained in this Agreement or in any Schedule or Exhibit or any closing certificate furnished or to be furnished by any such other party pursuant to this Agreement or in connection with the Merger.

         (b) All representations and warranties of the Company, the Shareholders and the Acquiror contained herein and in the Schedules and the Exhibits hereto and in any closing certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Closing; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the representations and warranties set forth in Articles IV, V and VI of this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, relating to matters that would be expected to be resolved by an audit conducted in accordance with generally accepted auditing standards shall survive the execution and delivery of this Agreement and the Escrow Agreement and the Closing until the date of issuance of the report of Acquiror's independent public accountants with respect to the first audit of financial statements containing combined operations of Acquiror and the Company (the "AUDIT DATE"), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date; and provided further that all other representations and warranties set forth in Articles IV, V and VI of this Agreement and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Escrow Agreement and the Closing until the first anniversary of the Effective Time, unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date. Nothing in this Agreement or the Escrow Agreement shall be deemed to limit any right or remedy of any party at law or in equity or for criminal activity or fraud.

         (c) With respect to claims arising in connection with actions or omissions of the Company or any of the officers, directors, agents, employees or shareholders of the Company which occurred prior to the Effective Time or claims arising in connection with the negotiation and consummation of the transactions contemplated by this Agreement, in each case only to the extent that such claim results in a breach of representation or warranty contained herein, each of the Shareholders hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a director, officer, employee, or agent of any the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Acquiror or Acquiror Sub against the Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         (d) The parties to this Agreement agree to indemnify one another and to grant each other the respective rights with regard thereto as are set forth in the Escrow Agreement set forth as EXHIBIT 2.02 to this Agreement.

SECTION 8.07 OBLIGATIONS OF ACQUIROR SUB. Acquiror shall take all action necessary to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Agreement.

SECTION 8.08 ACCOUNTING TREATMENT. Acquiror, the Company and the Shareholders shall use reasonable best efforts and shall cooperate fully to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with GAAP acceptable to the SEC.

SECTION 8.09 GOOD FAITH. Each party shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Effective Time its representations and warranties required to be true as of such time contained in this Agreement.

SECTION 8.10 PUBLICATION OF POST-MERGER RESULTS. Not later than the date upon which Acquiror announces its results for the year ended December 31, 1997, Acquiror shall publish a report of at least one calendar month of post-Merger combined operations of Acquiror and the Company, sufficient to satisfy SEC rules governing pooling of interests accounting in such form of publication which complies with SEC rules.

SECTION 8.11 LEGEND. Each certificate representing shares of Acquiror Common Stock issued pursuant to the Merger shall bear a legend substantially in the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

SECTION 8.12 SHAREHOLDER PAYABLES. Each of the Shareholders shall, on or prior to Closing, repay to the Company, or cause his family members and Affiliates to repay to the Company, any and all amounts owed to the Company by the Shareholder and his family members and Affiliates.

SECTION 8.13 SHAREHOLDER RECEIVABLES. The Company shall, when due, repay to each of the Shareholders approximately $75,000, representing all principal and interest outstanding under those certain promissory notes of the Company in aggregate original principal amounts of $634,000 each dated December 31, 1996 in favor of each Shareholder (the "COMPANY PROMISSORY NOTES"). The Company shall also, in the ordinary course consistent with past practice, pay to each Shareholder (a) the $65,000 of salary which has been accrued by the Company for payment to each Shareholder through the date of this Agreement and (b) an amount of salary for each of October and November 1997 equal to the amount of salary earned by the Shareholder in each of October and November 1996.

SECTION 8.14 FILING OF TAX RETURNS.

         (a) The Company shall prepare and timely file with the appropriate authorities at its expense under the direction and control of the Shareholders and by accountants selected by them all Tax Returns required to be filed for taxable periods ending on or prior to the Closing Date other than any one day Return including only the Closing Date (the "ONE DAY C RETURN"). All such Tax Returns shall be prepared and filed in a manner consistent with prior Tax Returns (taking into account changes which have occurred in the Company's status as a C corporation or S corporation).

         (b) Acquiror shall be responsible for preparing and filing all Tax Returns of the Company for Tax periods beginning before and ending after the Closing Date ("STRADDLE PERIODS") and the One Day C Return; provided, however, that a draft of any such Tax Return shall be provided to the Shareholders at least 20 days prior to the deadline for filing the Tax Return in question, and such Tax Return shall be subject to the Shareholders' review and approval, which approval shall not be unreasonably withheld or delayed.

         (c) The Company, the Shareholders and Acquiror and its affiliates agree that the income of the Company in its "S termination year" shall be determined and allocated to the "S Short Year and C Short Year," as all of those terms are defined in Section 1362 of the Code, based on a closing of the books as of the last day of the S Short Year, and that any election to be made pursuant to

Section 1362(e)(3) of the Code or otherwise, or consent thereto, which is necessary to implement such requirement shall be timely made.

         (d) All other Tax Returns shall be filed, to the extent permitted by applicable law, on the basis that the relevant taxable period ended as of the Closing Date (or the date prior to the Closing Date if permitted by applicable law), unless the relevant Governmental Entity will not accept a Tax Return filed on that basis. To the extent any Governmental Entity requires the consent of the Shareholders, Acquiror, the Company, or their affiliates to filing on such basis, such parties shall provide such consent. The Company shall not amend any Tax Returns for periods ending on or prior to the Closing Date without the Shareholders' prior written consent.

SECTION 8.15  FUTURE TAX CONTESTS.

         (a) Acquiror and the Shareholders shall promptly notify each other in writing upon receipt by them or their affiliates of notice of any pending or threatened audit or assessment with respect to federal, state and local income Taxes for any periods ending on or prior to the Closing Date. The Shareholders shall have control of such audit and related proceedings, the costs and expenses of which shall be borne by the Shareholders; provided, however, that the Shareholders shall provide Acquiror with written notice of any proposed settlement or compromise of any such audit or proceedings and shall not enter into any such settlement or compromise which could adversely affect Acquiror or the Surviving Corporation without Acquiror's prior written consent, which consent shall not be unreasonably withheld.

         (b) Acquiror shall be responsible for handling all Tax matters relating to the Company, including dealing with and resolving audit issues, for all Straddle Periods and the One Day C Return; provided, however, that (i) Acquiror shall promptly notify the Shareholders in writing as to any examination by or disputes with Taxing Authorities that relate to such periods, and (ii) the Shareholders shall be kept informed and allowed, at their expense, to participate therein. No tax matter for such period may be resolved without the written consent of the Shareholders (which consent shall not be unreasonably withheld) if the resolution of such matter would have an adverse impact on the Shareholders, including but not limited to any indemnification obligations under the Agreement or the Escrow Agreement.

         (c) For purposes of indemnification under the Agreement and the Escrow Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date and the Effective Time. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. In no event shall the Shareholders be liable for indemnification under this Agreement or the Escrow Agreement for any Taxes with respect to (i) Taxes due with respect to the One Day C Return or (ii) Taxes arising on account of any Section 481 of the Code adjustments resulting from the transactions contemplated hereby.

SECTION 8.16 COOPERATION AND RECORD RETENTION. The Company will retain, and Acquiror will cause the Company to retain, all relevant Tax Returns, schedules and work papers, and all related material records or other documents until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate, but in any event for a period of not less than seven years. The Shareholders and Acquiror shall each provide the other, and each shall cause the Company to provide, as the case may be, such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, or any audit or other examination by any Governmental Entity or judicial or administrative proceeding relating to liability for Taxes. The Company will make available, and Acquiror will cause the Company to make available, to the Shareholders and Acquiror all records and access to employees reasonably requested by them in connection with Taxes.

SECTION 8.17 SHAREHOLDER TAX DISTRIBUTIONS. Acquiror shall cause the Surviving Corporation to make the Shareholder Tax Distributions on or before December 29, 1997.

SECTION 8.18 HOLIDAY BONUSES. Acquiror shall cause the Surviving Corporation to pay the employees of the Company (other than leased employees) not less than an aggregate of $65,000 in holiday bonuses in December 1997.

SECTION 8.19 EMPLOYEE STOCK OPTIONS. Acquiror shall, subject to (i) approval of the Stock Option Committee of its Board of Directors, (ii) consummation of the transactions contemplated hereby, and (iii) shareholder approval prior to September 25, 1998 of the amendment to the 1996 Long Term Incentive Plan adopted by the Board of Directors of Acquiror on September 25, 1997, grant to each of the employees of the Company listed on SCHEDULE 8.19 hereto, an option to purchase the number of shares of Acquiror Common Stock set forth opposite each such employee's name on such Schedule 8.19 at a per share exercise price equal to the closing sale price of Acquiror Common Stock as reported on the Nasdaq National Market on the Closing Date. In addition, Acquiror acknowledges that if Joseph Williams, Esq. is hired to become an employee of the Surviving Corporation, and subject to the authorization of the Stock Option Committee of the Board of Directors, he shall be eligible to receive options to purchase Acquiror Common Stock.

SECTION 8.20 SEASON TICKETS. Acquiror shall, to the extent permissible by the terms thereof, cause the Surviving Corporation to assign to Michael J. Gatsas any season tickets for upcoming seasons of any of the Boston Celtics, Boston Red Sox, New England Patriots and Boston Bruins that may currently be registered in the name of the Company.

                                   ARTICLE IX

                               CLOSING CONDITIONS

SECTION 9.01  CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT.

         (a) Subject to waiver as set forth in Section 11.03, the respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (i) There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been threatened by a Governmental Entity, with authority to institute such an action or proceeding before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body, (a) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company; (b) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations;
(c) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on the Acquiror, Acquiror Sub or the Company or any of their Affiliates; (d) requiring or seeking to require divestiture by the Acquiror of all or any material portion of the business, assets or property of the Company; or (e) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Merger, which, in the case of claims (a) through (d) above, would or is reasonably likely to result in a Company Material Adverse Effect at or prior to the Effective Time or an Acquiror Material Adverse Effect at, prior to or after the Effective Time or which, with respect to clauses (a) through (e) above, would or is reasonably likely to subject any of their respective Affiliates to substantial penalties or criminal liability; PROVIDED, HOWEVER that prior to invoking this condition the party seeking to invoke it shall have used its commercially reasonable efforts to have any such action or proceeding dismissed or such order or decree vacated.

                  (ii) All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror and Acquiror Sub and the Company prior to consummation of the transactions contemplated in this Agreement (other than the filing of Articles of Merger in accordance with the New Hampshire Act) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time or be reasonably likely to subject the Company, Acquiror, Acquiror Sub or any of their respective officers or directors to substantial penalties or criminal liability.

                  (iii) Any applicable waiting period imposed by the HSR Act shall have terminated and no request for additional information under the HSR Act shall be outstanding.

                  (iv) A lease agreement for the premises located at 111 Charles Way, Manchester, New Hampshire, in a form mutually acceptable to the Shareholders and Acquiror and consistent with the terms set forth on SCHEDULE 9.01(A)(IV) hereto, shall have been negotiated executed by Acquiror Sub and Staffing Realty LLC.

         (b) Subject to waiver as set forth in Section 11.03, the respective obligations of the Company and the Shareholders to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (i) The Escrow Agreement, substantially in the form of attached EXHIBIT 2.02, shall have been executed by the Acquiror.

                  (ii) The Registration Agreement, substantially in the form of attached EXHIBIT 2.03, shall have been executed by the Acquiror.

                  (iii) Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; PROVIDED, HOWEVER, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company shall have received a certificate of Acquiror, executed by each of the Chief Executive Officer and Chief Financial Officer of Acquiror, to that effect.

                  (iv) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of Acquiror, executed by each of the Chief Executive Officer and Chief Financial Officer of Acquiror, to that effect.

                  (v) There shall not have occurred any Acquiror Material Adverse Effect since the date of this Agreement and prior to the earlier of receipt of early termination of Acquiror's HSR Act pre-merger notification and report forms filed by each of the Company and the Shareholders or the expiration of the respective waiting period applicable thereto.

                  (vi) The Acquiror shall have obtained the consents and approvals necessary to the consummation of the Merger, except those for which failure to obtain such consents and approvals would not have an Acquiror Material Adverse Effect after the Effective Time.

                  (vii) All other certificates, instruments and documents required by law to effect the Merger will have been received in form and substance satisfactory to the Company and the Shareholders.

                  (viii) The Shareholders shall have received an opinion dated as of the Closing of Steel Hector & Davis LLP, in a form mutually acceptable to the Shareholders and Steel Hector & Davis LLP.

                  (ix) The Board of Directors of Acquiror shall have authorized, subject to consummation of the Merger and to shareholder approval prior to September 25, 1998 of the amendment to the 1996 Long Term Incentive Plan adopted by the Board of Directors of Acquiror on September 25, 1997, the grant to each of the Shareholders of an option to purchase 15,000 shares of Acquiror Common Stock at a per share exercise price equal to the closing sale price of the Acquiror Common Stock as reported on the Nasdaq National Market on the Closing Date, and shall have directed the proper officers of Acquiror to execute, and a proper officer of Acquiror shall within one business day of the Closing Date execute, a stock option agreement in substantially the form attached hereto as
                  SCHEDULE 9.01(B)(IX) to evidence such grant.

         (c) Subject to waiver as set forth in Section 11.03, the obligations of the Acquiror to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (i) The Escrow Agreement, substantially in the form of attached EXHIBIT 2.02, shall have been executed by the Shareholders.

                  (ii) The Registration Agreement, substantially in the form of attached EXHIBIT 2.03, shall have been executed by the Shareholders.

                  (iii) Each of the representations and warranties of the Company and the Shareholders contained in this Agreement that is qualified as to materiality shall be true and correct as of the Effective Time as though made on and as of the Effective Time, and each of the representations and warranties of the Company and the Shareholders that is not so qualified shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; PROVIDED, HOWEVER, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Acquiror shall have received a certificate of the Shareholders to that effect and a certificate of the Company, executed by the Chief Executive Officer of the Company, to that effect.

                  (iv) The Company and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Effective Time. Acquiror shall have received a certificate of the Shareholders to that effect and a certificate of the Company, executed by the Chief Executive Officer of the Company, to that effect.

                  (v) The Company shall have obtained the consents and approvals set forth in SECTION 4.05 of the Company Disclosure Schedule and any other consents and approvals of third parties necessary to the consummation of the Merger, except those for which failure to obtain such consents and approvals would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time.

                  (vi) There shall not have occurred any Company Material Adverse Effect since the date of this Agreement and prior to the earlier of receipt of early termination of the HSR Act pre-merger notification and report forms filed by each of the Company and the Shareholders or the expiration of the respective waiting period applicable thereto.

                  (vii) All other certificates, opinions, instruments and documents required by law to effect the Merger will have been received in form and substance satisfactory to Acquiror.

                  (viii) The related party agreements set forth in SECTION 4.18 of the Company Disclosure Schedule shall have been terminated and all obligations of the Company thereunder shall have been deemed to be fully satisfied or cancelled and the Acquiror shall have received evidence to such effect reasonably satisfactory thereto.

                  (ix) On or prior to the Closing, the Company's line of credit with Fleet Bank-New Hampshire ("FLEET BANK") shall be terminated and all liens, encumbrances and restrictions on the assets or stock of the Company in favor of Fleet Bank securing such line of credit, shall have been released and copies of executed UCC-3 Statements of Change terminating such liens, encumbrances and restrictions shall have been provided to Acquiror, and the Company shall have been fully and unconditionally released from all obligations and liability under any promissory note(s) related thereto.

                  (x) Acquiror shall have received an opinion dated as of the Closing of Hutchins, Wheeler & Dittmar, in a form mutually acceptable to Steel Hector & Davis LLP and Hutchins, Wheeler & Dittmar and an opinion dated as of the Closing of New Hampshire local counsel reasonably satisfactory to Acquiror, in a form mutually acceptable to Steel Hector & Davis LLP and such counsel.

                  (xi) The Company shall have been fully and unconditionally released from all obligations and liabilities under any and all guarantees by the Company of any obligations or indebtedness of either Shareholder or any affiliate thereof, including, without limitation, Staffing Realty Limited Liability Corp.

                  (xii) All amounts owed to the Company by either Shareholder, or by any family member or Affiliate thereof, shall have been paid in full.

                  (xiii) That certain Employment Agreement dated as of October 1, 1995, by and between Richard L. Fish and the Company, as amended through the date hereof, shall have been terminated and shall be of no further force and effect.

                  (xiv) The Company shall have agreed in writing with Business Contract Staffing, Inc. and Complete Temporary Service, Inc. that the balance of all principal and interest remaining outstanding under the four promissory notes of the Company dated October 1, 1995 in favor of such entities in aggregate principal amounts of $216,680, $650,000, $108,330, and
                  $324,990 shall, notwithstanding the occurrence of a change in control of the Company upon consummation of the transactions contemplated hereby, be due and payable on January 1, 1998.

                                    ARTICLE X

                             TERMINATION; AMENDMENT

SECTION 10.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

         (a) by mutual consent of Acquiror and the Company;

         (b) (i) by Acquiror, if there has been a breach by the Company or the Shareholders of any of their respective covenants or agreements contained in this Agreement or if any of the representations and warranties of the Company or the Shareholders shall have become untrue; or

             (ii) by the Company, if there has been a breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue;

         (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

         (d) by either Acquiror or the Company if the Merger shall not have been consummated before December 1, 1997.

SECTION 10.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of Acquiror or the Company or any of their respective stockholders, officers or directors and all rights and obligations of each party hereto shall cease, except that nothing shall relieve any party hereto from any liability for breach of this Agreement (including, without limitation, liability for certain Expenses as provided in Section 10.03 hereof). Notwithstanding anything herein to the contrary, the parties agree that if this Agreement is terminated, the obligations of the parties pursuant to the Confidentiality Agreement shall survive the termination of this Agreement.

SECTION 10.03 FEES AND EXPENSES.

         (a) All Expenses (as defined below) incurred by the parties shall be borne solely and entirely by the party which has incurred the same, except that in the event of a termination of this Agreement pursuant to Section 10.01(b), the non-terminating party shall reimburse the terminating party for all Expenses.

         (b) "EXPENSES" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, on the third business day after deposit in the mail if mailed by registered or certified mail (postage prepaid, return receipt requested) or on the day of delivery by Federal Express or other nationally recognized courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         If to Acquiror:                    The Vincam Group, Inc.
                                            2850 Douglas Road
                                            Coral Gables, FL 22134
                                            Telecopier No.: (305) 460-2396
                                            Attention: General Counsel

         With a copy to:                    Steel Hector & Davis LLP
                                            200 South Biscayne Boulevard, 40th Floor
                                            Miami, Florida 33131-2398
                                            Telecopier No.: (305) 577-7001
                                            Attention: Ira N. Rosner, P.A.

         If to the Company:                 Staffing Network, Inc.
                                            111 Charles Way
                                            Manchester, NH 03108-6430
                                            Telecopier No.: (603) 627-7680
                                            Attention: Michael J. Gatsas

         With a copy to:                    Hutchins, Wheeler & Dittmar
                                            101 Federal Street
                                            Boston, MA 02110
                                            Telecopier No.: (617) 951-1295
                                            Attention: James Westra, Esq.

         If to Michael J. Gatsas:           477 Kearney Circle
                                            Manchester, NH 03104

         If to Theodore L. Gatsas:          105 Birchwood Road
                                            Manchester, NH 03104

         In each case with a copy to:       Hutchins, Wheeler & Dittmar
                                            101 Federal Street
                                            Boston, MA 02110
                                            Telecopier No.: (617) 951-1295
                                            Attention: James Westra, Esq.

SECTION 11.02 AMENDMENT. Subject to applicable provisions of the New Hampshire Act or the Florida Act, this Agreement may be amended by the parties by action taken by or pursuant to the authorization of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties.

SECTION 11.03 WAIVER. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties to be performed for the benefit of the waiving party, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement for the benefit of the waiving party and (c) waive compliance by the other parties with any of the agreements or conditions compliance with which is for the benefit of the waiving party contained in this Agreement (to the extent permitted by law). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The waiver by any party hereto of any inaccuracy in a representation and warranty or of compliance with any agreement or condition for its benefit shall not be deemed a waiver of any other inaccuracy or of compliance with any other provision hereof.

SECTION 11.04 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.05 SEVERABILITY. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 11.06 ENTIRE AGREEMENT. This Agreement (together with the Exhibits, the Schedules and any closing certificates) is intended as a full integration of the parties' understandings, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 11.07 ASSIGNMENT. This Agreement shall not be assigned without the written consent of the other parties hereto.

SECTION 11.08 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party and to that party's permitted successors, assigns, heirs and personal representatives, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 11.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 11.10 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereby acknowledge and agree that facsimile signatures of this Agreement and any Exhibit hereto shall have the same force and effect as original signatures.

SECTION 11.11 ATTORNEYS' FEES. If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Acquiror, Company and the Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.

THE VINCAM GROUP, INC.


By:    /S/ CARLOS A. SALADRIGAS
       -------------------------------
Name:  CARLOS A. SALADRIGAS
Title: CHAIRMAN AND CEO


STAFFING NETWORK, INC.


By:    /S/ MICHAEL J. GATSAS
       --------------------------------
Name:  MICHAEL J. GATSAS
Title: PRESIDENT


SHAREHOLDERS


/S/ MICHAEL J. GATSAS
---------------------------------------
Michael J. Gatsas


/S/ THEODORE L. GATSAS
---------------------------------------
Theodore L. Gatsas